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[KPMG PEAT MARWICK LLP LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fortis Advantage Portfolios, Inc.
Fortis Growth Fund, Inc.
Fortis Fiduciary Funds, Inc.
Fortis Equity Portfolios, Inc.:

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.




KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 30, 1996